EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Lafayette Energy Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, pursuant to Public Offering Prospectus (1)(2)	457(o)	1,380,000 shares	$4.50	$6,210,000.00	$0.0001476	$916.60
Fees to Be Paid	Equity	Representative’s Warrants (3)	457(g)	—	—	—	—	—
Fees to Be Paid	Equity	Shares of Common Stock, issuable upon exercise of the Underwriter’s Warrant(4)	457(g)	69,000 shares	$4.95	$388,125.00	$0.0001476	$50.41
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, pursuant to Resale Prospectus(5)	457(c)	3,656,475 shares	$4.50	$16,454,137.50	$0.0001476	$2,428.63
			Total Offering Amounts			$23,040,600		$3,395.64
			Total Fees Previously Paid					$3,395.64	(6)
			Total Fee Offsets
			Net Fee Due					$0

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(1)

Includes additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.

(3)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the underwriter warrants to purchase the number of shares of our common stock (the “Underwriter’s Warrants”) in the aggregate equal to five percent (5%) of the shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The Underwriter’s Warrants are exercisable for a price per share equal to 110% of the public offering price.

(5)

This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders named in the Resale Prospectus of up to 3,656,475 shares of Common Stock previously issued to the selling shareholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(6)	Paid in connection with the filing of the original Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 29, 2024.